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                                                                    Exhibit 5.1


                                                            October 31, 2002


Netegrity, Inc.
52 Second Avenue
Waltham, MA  02451

Ladies and Gentlemen:

     We are counsel to Netegrity, Inc., a Delaware Corporation (the "Company"), and as such counsel we are familiar with the corporate proceedings taken in connection with the adoption of the Company's 2002 Employee Retention General Incentive Plan (the "Plan"), under which 263,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), have been reserved for issuance. We are also familiar with the Registration Statement on Form S-8 to which a copy of this opinion will be attached as an Exhibit.

     As such counsel, we have examined the corporate records of the Company, including its Certificate of Incorporation, By-laws, Minutes of Meetings of its Board of Directors and Stockholders and such other documents as we have deemed necessary as a basis for the opinions herein expressed.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the shares of Common Stock issuable pursuant to the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, such shares will be validly issued, fully paid and non-assessable shares of capital stock of the Company to which no personal liability will attach.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8 and to the reference to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement.


                                           Very truly yours,


                                           /s/ Hutchins, Wheeler & Dittmar
                                           -------------------------------------
                                           HUTCHINS, WHEELER & DITTMAR
                                           A Professional Corporation